                                                                   EXHIBIT 2.19I

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).


                            TWENTY-THIRD AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Twenty-Third Amendment (the "Amendment") is executed this 8th day of June, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1. Customer desires to utilize CSG's "auto-attendant" application in connection with its use of CSG InfoExpress. Therefore, the definition of "Products" and all references thereto in the Agreement shall be amended to include this application. The auto-attendant application automatically routes callers to a particular extension or department, avoiding human intervention and related personnel costs. Customer shall use the auto-attendant application in the same Designated Environment as CSG InfoExpress, for the fees set forth below.

2. Schedule D shall be amended to include the following fees to be paid by Customer for the auto-attendant application of CSG InfoExpress:

       A.  Software License Fees:
       --------------------------
       Perpetual License Fee for auto-attendant application    $(***) per IVR
       (minimum initial purchase of 10 licenses)

       B.  Software License Annual Maintenance Fees:    (*****) percent ((***)%)
       --------------------------------------------
       of License Fee

       C.  Software License and Maintenance Payment Terms:
       ---------------------------------------------------

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

       (for initial purchase of 10 licenses and related maintenance fees)
       .  Software License Fees:
          - $(***) due upon Execution of this Agreement.
       .  Software License Annual Maintenance Fees:
          - $(***) due upon Execution of this Agreement in relation to the maintenance period through December 31, 1999.
          .    Subsequent year's annual maintenance fees, at the rate set forth in item B above, shall be due on each January 1, beginning January 1, 2000, and continuing throughout the term of the Agreement.

       D.  Implementation Services:
       ----------------------------
       .   Initial menu build                        $(***) per menu build
       .   Subsequent menu builds                    $(***) per menu build

       E.  Additional Consulting or Training Services:
       -----------------------------------------------
       (fees set forth in Schedule D).


THIS AMENDMENT is executed on the day and year first shown above.


CSG SYSTEMS, INC. ("CSG")              TCI CABLE MANAGEMENT CORPORATION
                                       ("Customer")


By:  /s/ Joseph T. Ruble               By:  /s/  Ann Montgomery
   --------------------------------         ---------------------------------

Name:  Joseph T. Ruble                 Name:  Ann Montgomery
       ----------------------------           -------------------------------

Title:  V. P. & General Counsel        Title: EVP Fulfillment Operations
      -----------------------------           -------------------------------

                                                                   EXHIBIT 2.19I

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).


                            TWENTY-FOURTH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Twenty-Fourth Amendment (the "Amendment") is executed this 13th day of April, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1. To help ensure the accuracy of phone number data for subscribers who order Pay-Per-View movies and events through CSG Ticket Express, Customer desires to have CSG utilize the "phone scrub" process. The phone scrub process will compare the subscriber's phone number to the phone number in the vendor's data files and overlay incorrect or incomplete subscriber phone number data with CSG's vendor telephone data. Neither CSG or its vendor makes any warranty, express or implied, with respect to the data selected from CSG's vendor's database, including, but not limited to, warranties of accuracy, completeness, currentness, merchantability or fitness for a particular purpose.

2. Customer desires to utilize CSG's Product and Service Ordering System, which will provide the ability for a potential customer to call a centralized toll-free number and be directed through an IVR prompt to place an order for a specified product or service. The IVR will gather necessary information from the caller and will produce an output file to be made available to Customer for manual processing of the order. This system will use the existing CSG Ticket Express service and centralized IVR system.

3. Schedule D of the Agreement shall be amended to include the following fees for the phone scrub process and the non Pay-Per-View Ordering service:

       I.      Fees for Phone Scrub Process:
                    .    Initial data analysis and exception reporting       $(***) per request
                    .    Database update from the exception report           $(***) per database update

       II.     Fees for the non Pay-Per-View Ordering Service:

               a.   One-time Setup Fee:                        $(***) per promotion

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

                    Note: The One-time Set-up Fee for Customer's initial promotion of Cable Guide (**********************).

               b.   Transaction Fees*:

                         0-20 seconds                  $(***) per call
                         21-25 seconds                 $(***) per call
                         26-30 seconds                 $(***) per call
                         31-35 seconds                 $(***) per call
                         36-40 seconds                 $(***) per call
                         41-45 seconds                 $(***) per call
                         46-50 seconds                 $(***) per call
                         51-55 seconds                 $(***) per call
                         56 seconds or greater         $(***) per call

                         * Based on the average call duration for a specific month (e.g., the total number of seconds of all calls received during the month divided by the total number of calls received during the month).

               c.   Transcription Fee:         $(***) per completed order

               d.   Script Change Fee:         $(***) per page of typed script

                    Note: The Script Change Fee for Customer's initial promotion of Cable Guide (**********************).



THIS AMENDMENT is executed on the day and year first shown above.


CSG SYSTEMS, INC. ("CSG")            TCI CABLE MANAGEMENT CORPORATION
                                     ("Customer")

By:  /s/ Joseph T. Ruble             By:  /s/ Robyn L. Renicke
   -------------------------------      ---------------------------------------

Name:  Joseph T. Ruble               Name:  Robyn L. Renicke
     -----------------------------        -------------------------------------

Title:  V.P. & General Counsel       Title: Director of Partnership Mktg. & PPV
      ----------------------------         ------------------------------------

                                                                   EXHIBIT 2.19I

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).



                            TWENTY-FIFTH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Twenty-Fifth Amendment (the "Amendment") is executed this 8th day of June, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1. For the fees set forth in paragraph 4 below, Customer desires to license CSG Screen Express(TM), a computer software program that Customer shall use with ACSR, which provides automated call services to cable television and telecommunications companies. Therefore, the definition of "Products" in the Agreement shall be amended to include CSG Screen Express(TM), which Customer shall be licensed to use on one hundred eighty (180) workstations at Customer's System Site in Pittsburgh, PA. Customer shall also receive one (1) license to use CSG's AOI product, which is an application interface that allows third party applications to be used in conjunction with ACSR. Customer agrees that it will only use AOI to operate CSG Screen Express, and for no other purpose. The installation services to be provided by CSG in connection with CSG Screen Express, and the Designated Environment for CSG Screen Express are set forth in paragraphs 2 and 3 below.

2.   The Designated Environment for CSG Screen Express is as follows:

     Servers & Workstations:
     1. CTI Server for Sun: Sun Microsystems Sparc 5 workstation, 128MB RAM, minimum 2 GB HD available.
          *For Y2K compliance, the operating system needs to be Solaris 2.6 or greater.
     2. CTI Server for Windows NT: Pentium II, 200 Mhz or greater, 128 MB RAM, minimum 200MB available HD.
          *For Y2K compliance, all appropriate NT service packs must be installed.
     3. Desktop Workstation: Windows 95 or NT. No minimum requirements for memory, minimum 3MB HD.
     4. Desktop workstation should have current designated environment for ACSR

     ACDs:
     1.   Aspect ACD: Requires Application Bridge Link (Ethernet).
          *Aspect Operating System must be version 6.2 or greater for Y2K.

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

     2. Lucent G3: To be determined
     3. Rolm: To be determined.

3. Customer shall receive the following installation services in connection with CSG Screen Express:

     Installation

     Installation of CTI server
     Configuration between CTI server and phone switch
     Installation of client application, on-site, excluding Reimbursable Expenses (as defined in the Agreement)
     End-to-end testing
     1 day on-site training

4. Schedule D of the Agreement shall be amended to include the following fees for CSG Screen Express:

     A.   CSG Screen Express(TM)
          ----------------------

          Perpetual License Fee            $(***) per CSR workstation
          Annual Software Maintenance      $(***) per CSR workstation
          Installation Services Fee        $(***) per server installation plus
                                             Reimbursable Expenses

     B.   Pilot System Site
          -----------------

          The following terms shall apply with respect to Customer's Pittsburgh System Site, during the periods described below. At all times thereafter, the terms and conditions of the Agreement shall govern Customer's use of CSG Screen Express.

          (i) Customer shall purchase a minimum of one hundred eighty (180) licenses of CSG Screen Express at a price of $(***) per CSR workstation. CSG shall invoice Customer for such licenses on the "Commencement Date."

          (ii) (***************) the annual software maintenance on the one hundred and eighty (180) (**********************************).
                 Annual software maintenance on the one hundred eighty (180) licenses (**********************************************) at the rates set forth in paragraph 4.A above.

          (iii) (***************) the Installation Services Fee for the Pilot Site only.

          (iv) For purposes of this Amendment, the term "Commencement Date" shall be deemed to be the date upon which CSG Screen Express and other Products and Services contemplated by this Amendment are fully installed and operational.


THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")               TCI CABLE MANAGEMENT CORPORATION
                                        ("Customer")


By:/s/ Joseph T. Ruble                  By:/s/ Ann Montgomery
   -----------------------------           -------------------------------

Name:  Joseph T. Ruble                  Name:  Ann Montgomery
     ---------------------------             -----------------------------

Title:  V.P. & General Counsel          Title:  EVP Fulfillment Operations
      --------------------------              ----------------------------

                                                                   EXHIBIT 2.19I

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).


                           TWENTY-SEVENTH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Twenty-Seventh Amendment (the "Amendment") is executed this 30th day of June, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1.     Section 7 of Schedule D shall be amended to provide as follows:

       Effective April 1, 1999, Basic Vantage Reporting shall be amended to increase the included CPU minutes per 1,000 Basic Subscribers from 0.5 CPU minutes to 0.65 CPU minutes. Additionally, the One-Time Setup Fee and the monthly fees for Scheduling Calendar for one monthly schedule stored is included in the Basic Vantage Reporting. Additional months of monthly schedules stored are additional.


2. Effective April 1, 1999, Section 6, Item I.D. of Schedule D is amended to change the per data frame fee as follows:
           0 to 24,000,000 Total Data Frames per month -         $(***) per data
           frame
           24,000,001 and greater Total Data Frames per month - $(***) per data frame


3.     Section 10 of Schedule D shall be amended to add the following language:

       Effective April 1, 1999, each party for itself, its attorneys, officers, directors, agents, representatives, employees, successors and assigns, does hereby fully release and forever discharge the other parties, any parent corporations of the other parties, and their subsidiaries,

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

       affiliates, attorneys, officers, directors, agents, representatives, employees, successors and assigns, and their heirs, executors and administrators of and from any and all debts, claims, contracts, suits or causes of action of any nature whatsoever, whether known, unknown, or unforseen, arising out of or relating to or in connection with the Agreement as it pertains to CSG's Vantage Point product and the parties' obligations in connection therewith.

4. Effective April 1, 1999, Section 1 of Schedule D shall be amended to include in the CCS Ancillary Service Fees the following:

            II. AD.  Infoquest Transmission - Off Production
                      Option I - Current Transmission Schedule* $(***) per sub/per month
                      Option II - Weekly Transmission Schedule $(***) per sub/per month
            *Combination of weekly and bi-weekly schedule by system.

THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")      TCI CABLE MANAGEMENT CORPORATION
                               ("Customer")

By: /s/ Joseph T. Ruble            By: /s/ Ann Montgomery
   ------------------------------     ------------------------------------------

Name: Joseph T. Ruble              Name: Ann Montgomery
     ----------------------------      -----------------------------------------

Title: V.P. & General Counsel      Title: Exec. V.P. Fulfillment & Operations
      ---------------------------        ---------------------------------------

                                                                   EXHIBIT 2.19I


                            TWENTY-EIGHTH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Twenty-Eighth Amendment (the "Amendment") is executed this 12th day of May, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1. Pursuant to Schedule T of the Agreement, Customer is licensed to use CSG Statement Express on one hundred sixty (160) ACSR integrated workstations. For the fees set forth in Schedule D, and under the terms and conditions of the Agreement (including, but not limited to, Schedule T), Customer now desires to license an additional sixty (60) ACSR integrated workstations of Statement Express. Therefore, the total number of Customer's Statement Express licenses shall be increased from one hundred sixty (160) to two hundred twenty (220).

2. Exhibit T-1 of the Agreement states that Customer's Pilot System Site shall be determined by Customer. Exhibit T-1 shall be amended to provide that Customer's Pilot System Site shall be located at Livermore, CA.



THIS AMENDMENT is executed on the day and year first shown above.



CSG SYSTEMS, INC. ("CSG")                TCI CABLE MANAGEMENT CORPORATION
                                         ("Customer")


By:  /s/ Joseph T. Ruble                 By:  /s/ Jerry Kulin
   ----------------------------------         ----------------------------------

Name:  Joseph T. Ruble                   Name:  Jerry Kulin
       ------------------------------           --------------------------------

Title:  V.P. & General Counsel           Title:  V.P., Billing & Info. Syst.
        -----------------------------            -------------------------------

                                                                   EXHIBIT 2.19I

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).



                              THIRTIETH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION


This Thirtieth Amendment (the "Amendment") is executed this 30th day of June, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1. Customer desires to receive from CSG, and CSG is willing to provide to Customer, certain products and services as part of Customer's Workforce Package (the "Workforce Package"), subject to the terms and conditions of the Agreement, including, but not limited to, Schedule Q and the fees set forth in paragraph 2 below. The fees set forth below shall be added to Schedule D of the Agreement, but will only be made available to Customer in connection with products and/or services provided in connection with the Workforce Package. If, between the date of execution of this Amendment and December 31, 2000, Customer desires to receive additional products and/or services as part of the Workforce Package, CSG and Customer shall execute separate amendments to the Agreement which expressly identify the products and/or services as being provided as part of the Workforce Package, in which case such products and/or services will be provided for the fees set forth in this Amendment. Further, between the date of execution of this Amendment and December 31, 2000, Customer and CSG agree to negotiate in good faith regarding any additional volume discounts beyond the fees set forth below. With respect to Products and Services set forth in this Amendment, CSG and Customer agree that, except as otherwise expressly agreed in writing between the parties, their rights and obligations relating thereto are set forth in the Master Agreement, and the execution of this Amendment shall not be deemed or construed to alter, impair create or evidence such rights or obligations.

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

2.   Fees for CSG Workforce Express(TM)
     ------------------------------

     Software License Fees:  (Prices include third party software)
     ----------------------

     CSG Workforce Management(TM)
     ----------------------------

       Server Perpetual License for (***) subscribers $ (***) per subscriber $(***)

       Dispatch Perpetual License for (***) workstations $(***)/ workstation $(***)

     CSG TechNet(TM)
     ---------------

     TechNet Perpetual License for (***) TechNet      $(***) per TechNet $(***)

     Software Maintenance Fees:
     --------------------------

     CSG Workforce Management(TM)
     ----------------------------

     Annual Server Software Maintenance for (***) subscribers          $   (***)
     Annual Dispatch Software Maintenance for (***) workstations       $   (***)

     CSG TechNet(TM)
     ---------------

     Annual TechNet Software Maintenance for (***) TechNet             $   (***)

     Note:  Initial software maintenance fees will be for the period from date
     of execution through    December 31, 2000.  Thereafter, beginning on
     January 1, 2001, the software maintenance fees will be for calendar years.

     Software License and Maintenance Payment Terms
     ----------------------------------------------

     Software License Fees
     ---------------------

     Due August 15, 1999                                               $   (***)
     Due November 15, 1999                                             $   (***)
     Due February 15, 2000                                             $   (***)

     Initial Annual Software Maintenance Fees
     ----------------------------------------

     Due November 15, 1999                                             $   (***)
     Due March 15, 1999                                                $   (***)
     Due September 15, 2000                                            $   (***)

     Subsequent Annual Software Maintenance Fees will be billed in the month prior to the start of the maintenance period.

     CSG Workforce Express(TM) Operations Fee:
     -----------------------------------------

     Monthly per Subscriber Fee                         $   (***) per Subscriber
     (CSG Workforce Express(TM) Operations Fee includes the hardware and third party software located at CSG or its agents' site.)

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

     Monthly Operations Fee Minimums:
     Contract Execution through June 30, 2000                          $   (***)
     July 1, 2000 through December 31, 2002                            $   (***)

     Implementation Services:
     ------------------------

     Implementation services will be set forth in separate Statements of Work for each System Site, as mutually agreed upon and executed by CSG and Customer. Any such Statement of Work will set forth all relevant terms and conditions in connection with the implementation of products and services provided under the Workforce Package, including, but not limited to, software installation, training and performance of CSG's implementation services.

     3. Upon execution of this Amendment, that certain "Proposal & Agreement For CSG Workforce Express" signed by Customer and CSG on April 1, 1999 (the "Proposal") shall be terminated and of no further force or effect. Accordingly, each party for itself, its attorneys, officers, directors, agents, representatives, employees, successors and assigns, does hereby fully release and forever discharge the other party, any parent corporations of the other parties, and their subsidiaries, affiliates, attorneys, officers, directors, agents, representatives, employees, successors and assigns, and their heirs, executors and administrators of and from any and all debts, claims, contracts, suits or causes of action of any nature whatsoever, whether known, unknown, or unforeseen, arising out of or relating to or in connection with the Proposal.

THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")          TCI CABLE MANAGEMENT CORPORATION
                                   ("Customer")

By:  /s/ Joseph T. Ruble           By:  /s/ Ann Montgomery
     -------------------------          ----------------------------------------

Name: Joseph T. Ruble              Name:  Ann Montgomery
      ------------------------            --------------------------------------

Title:  V.P. & General Counsel     Title:  EVP Fulfillment Services & Operations
        ----------------------             -------------------------------------

                                                                   EXHIBIT 2.19I

                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).



                            THIRTY-FOURTH AMENDMENT
                                      TO
                        RESTATED AND AMENDED CSG MASTER
                    SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                       TCI CABLE MANAGEMENT CORPORATION

This Thirty-Fourth Amendment (the "Amendment") is executed this 30th day of June, 1999, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG") and TCI Cable Management Corporation ("Customer"). CSG and Customer entered into a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows:

1. Customer desires to receive from CSG, and CSG is willing to provide to Customer, certain products and services as part of Customer's HFC Release 1 Call Center Package (the "Package"), subject to the terms and conditions of the Agreement, including, but not limited to, the fees set forth below. The fees set forth below shall be added to Schedule D of the Agreement, but will only be made available to Customer in connection with products and/or services provided in connection with the Package. Paragraphs 2, 3, 4, 5, and 6 below sets forth the products and/or services that Customer desires to receive as of the date of execution of this Amendment. If, between the date of execution of this Amendment and December 31, 2000, Customer desires to receive additional products and/or services as part of the Package, CSG and Customer shall execute separate amendments to the Agreement which expressly identify the products and/or services as being provided as part of the Package, in which case such products and/or services will be provided for the fees set forth in this Amendment. Further, between the date of execution of this Amendment and December 31, 2000, Customer and CSG agree to negotiate in good faith regarding any volume discounts beyond the fees set forth below. With respect to the products and services set forth in paragraphs 3, 4, 5 and 6 below, CSG acknowledges and agrees that it is not the sole or exclusive provider of such products or services to Customer. With respect to the products and services set forth in paragraph 2 below, CSG and Customer agree that their obligations and rights relating thereto are set forth in the Agreement, and that the execution of this Amendment and its performance shall not alter, impair or create such rights or obligations.

2. For the fees set forth below, Customer desires to receive, and CSG is willing to grant, a perpetual license to use ACSR(R) Telephony on an additional (***) workstations.

     ACSR Telephony
     --------------

     Perpetual license for (***) workstations                     $    (***)
     Prices exclude third party software, hardware, implementation, installation and customization (outlined in the Agreement).

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

     Annual Maintenance for (***) workstations                    $    (***)
     Initial maintenance period is between the date of execution of this Amendment and December 31, 2000. Thereafter, maintenance fees will apply to calendar years. Implementation includes the implementation services set forth in the Agreement.

3. For the fees set forth below, Customer desires to receive, and CSG is willing to grant, a perpetual license to use CIT(R) with CBT on (***) workstations. In accordance with the terms and conditions of the 9th Amendment to the Agreement, Customer's license to use CIT on (***) workstations terminated on January 31, 1999. However, the description of CIT and the Designated Environment set forth in paragraphs 2 and 6, respectively, shall remain in full force and effect.

     CIT with CBT
     ------------

     Perpetual license for (***) workstations                    $    (***)
     Price includes third party software but excludes hardware, implementation, installation and customization.

     Annual Maintenance for (***) workstations                   $    (***)
     Initial maintenance period is between the date of execution of this Amendment and December 31, 2000. Thereafter, maintenance fees will apply to calendar years.
     Price includes third party software maintenance.

     Implementation services will be outlined in a Statement of Work mutually agreed upon and executed by CSG and Customer.

4. For the fees set forth below, Customer desires to receive, and CSG is willing to grant, a perpetual license to use CSG Screen Express(TM) on an additional (***) workstations.

     Screen Express
     --------------

     Perpetual license for (***) workstations                    $    (***)
     Price excludes third party software, hardware, implementation, installation and customization.

     Annual maintenance for (***) workstations                   $    (***)
     Initial maintenance period is between the date of execution of this Amendment and December 31, 2000. Thereafter, maintenance fees will apply to calendar years.

     Implementation - per Screen Express Server                  $    (***)
     Implementation includes the services outlined in paragraph 3 of the 25th Amendment to the Agreement.
     Reimbursable Expenses are additional.

5. For the fees set forth below, Customer desires to receive, and CSG is willing to grant, a perpetual license to use CSG Statement Express(TM) on an additional (***) workstations.

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."

     Statement Express
     -----------------

     Perpetual license for (***) workstations                    $    (***)
     Price excludes third party software, hardware, implementation, installation and customization.

     Annual maintenance for (***) workstations                   $    (***)
     Initial maintenance period is between the date of execution of this Amendment through December 31, 2000. Thereafter, maintenance fees will apply to calendar years.

     Implementation - per site                                   $    (***)
     Implementation includes services outlined in Exhibit T-3 of the Agreement. Reimbursable Expenses are additional.


     Statement Archive Fee - per data frame                      $    (***)
     --------------------------------------

     Monthly Statement Archive Fee Minimums:

     Contract execution through December 31, 1999      $    (***)
     January 1, 2000 through June 30, 2000             $    (***)
     July 1, 2000 through December 31, 2004            $    (***)

6. In addition to the implementation services described above as part of annual maintenance, Customer shall receive one (1) annual refresher T3 (train-the-trainer) session per System Site at which the products or services provided as part of the Package are installed, not to exceed a total of fifteen (15) sessions per year. If any such session is held at a location other than a CSG training facility, Customer shall be responsible for CSG's Reimbursable Expenses.

7.   Payment Terms
     -------------

     Except as noted in this paragraph 7, the terms and conditions set forth in the Agreement shall apply with respect to products or services provided as part of the Package. Payment of the license fees and maintenance fees for the initial maintenance term shall be as follows:

     Due 45 days from date of execution of this
      Amendment by Customer                                      $    (***)
     Due October 15, 1999                                        $    (***)
     Due January 15, 2000                                        $    (***)
     Due March 15, 2000                                          $    (***)
     Due June 15, 2000                                           $    (***)

     Implementation services will be invoiced upon completion of work. Statement archive fees will be invoiced monthly.

THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")               TCI CABLE MANAGEMENT CORPORATION
                                        ("Customer")

By:       /s/ Joseph T. Ruble      By:    /s/ Ann Montgomery
       --------------------------         -------------------------------------

Name:     Joseph T. Ruble          Name:  Ann Montgomery
       --------------------------         -------------------------------------

Title:    V.P. & General Counsel   Title: EVP Fulfillment Services & Operations
       --------------------------         --------------------------------------

                                                                   EXHIBIT 2.19I
                                         Pages where confidential treatment has
                                       been requested are stamped "Confidential
                                  Treatment Requested and the Redacted Material
                                 has been seperately filed with the Commission" and places where information has been radacted have been marked with (***).

                                  SCHEDULE Q

                             CSG WORKFORCE EXPRESS
                             ---------------------


This Schedule Q  is made as of this 30th day of June, 1999, between CSG Systems,
     ----------
Inc. ("CSG"), and TCI Cable Management Corporation ("Customer"), pursuant to the CSG Systems Master Subscriber Management Agreement executed as of August 8, 1997 (the "Master Agreement"), and of which this Schedule Q forms an integral part.
                                            ----------

1. License. Subject to Section 26 of the Master Agreement, CSG hereby grants Customer, and Customer hereby accepts from CSG, a non-exclusive, non-transferable and perpetual right to use the software products known as CSG TechNet and CSG Workforce Management (collectively, the "CSG Workforce ExpressSM Products"), which are end-user software products that may be utilized by Customer in conjunction with CSG's CCS or ACSR billing products in the designated environment described in Section 3 below (the "Designated Environment"), for the fees set forth in Schedule D, at the System Sites and
                                         ----------
number of workstations described in Exhibit Q-2, and subject to the terms and conditions specified below and in the Master Agreement. "CSG Workforce Express " includes (i) the CSG Workforce Express Products servers resident on CSG's centralized equipment and (ii) the CSG Workforce Express Products clients which run on the designated client equipment specified in Section 3 below. Customer will not permit any person other than Customer's employees, consultants or designees (such as other contract installers or third party dispatchers) to access the CSG Workforce Express Products. Customer will not download or otherwise copy or decompile, disassemble or otherwise reverse engineer the CSG Workforce Express Products or any software accessed through CSG Workforce Express Products. Nothing in this Schedule Q will entitle Customer to receive
                                  ----------
the source code of the CSG Workforce Express Products or Enhancements, in whole or in part. With respect to Products and Services set forth in this Schedule Q and/or the 30th Amendment, CSG and Customer agree that, except as otherwise expressly agreed in writing between the parties, their rights and obligations relating thereto are set forth in the Master Agreement, and the execution of this Schedule Q and/or the 30th Amendment shall not be deemed or construed to alter, impair create or evidence such rights or obligations.

2. Communication Lines. Customer shall be responsible for the installation and use of data communications lines from Customer's applications to the CSG Workforce Express Products and all associated fees and charges.

3. Designated Environment. "Designated Environment" means the combination of the other computer programs and hardware equipment as specified by CSG. CSG will be solely responsible for upgrading the server portion of the Designated Environment to the certified specifications that CSG provides. If Customer alters the client portion of the Designated Environment, CSG will have no obligation to continue maintaining and supporting the CSG Workforce Express Products. CSG shall certify the Designated Environment prior to the commencement of CSG's obligations under this Schedule Q, including its obligations to
                                ----------
maintain and support the CSG Workforce Express Products. Any other use or transfer of the CSG Workforce Express Products will require CSG's prior approval, which may be subject to additional charges.

4.   Support.  For the fees set forth in Schedule D, CSG will provide
                                         ----------
Customer its standard support and maintenance of the then-current version of the CSG Workforce Express Products (the "Support Services"). Customer agrees to pay the fees set forth in Schedule D, which are identified in Schedule D as
                      -----------                         ----------
maintenance fees, for the Support Services for the term of this Master Agreement. Included in the Support Services is support of the then-current version of the CSG Workforce Express Products via the Product Support Center, publication updates, and the fixes and updates that CSG may make generally available as part of its maintenance and support packages (the "Updates"). The Updates will not include any upgrade or new version of the CSG Workforce Express Products that CSG decides, in its sole discretion, to make generally available as a separately priced item. In such a case, Customer may decide, at its sole option, whether to install an

Update. This Section will not be interpreted to require CSG to (i) develop and release Updates or (ii) customize the Updates to satisfy Customers' particular requests.

5. Monthly Operations Services. For the fees set forth in Schedule D, CSG shall provide and Customer shall purchase the CSG Workforce Express monthly operations services set forth in Exhibit Q-3.

6.   Term.  The term of this Schedule Q shall begin on the date set forth above
                             ----------
and shall continue in effect for the term of the Master Agreement, unless terminated pursuant to Section 16 thereof.

Agreed and accepted this 30th day of June, 1999, by:

CSG SYSTEMS, INC. ("CSG")                TCI CABLE MANAGEMENT CORPORATION
                                         ("Customer")


By:   /s/ Joseph T. Ruble                By:  /s/ Ann Montgomery
    ------------------------------         ----------------------------

EXHIBIT Q-1  DESIGNATED ENVIRONMENT
EXHIBIT Q-2  SYSTEM SITES AND WORKSTATIONS
EXHIBIT Q-3  MONTHLY OPERATIONS SERVICES

                                  EXHIBIT Q-1
                                  -----------

         DESIGNATED ENVIRONMENT FOR THE CSG WORKFORCE EXPRESS PRODUCTS
         --------------------------------------------------------------

The Support Services do not include support of the CSG Workforce Express Products if the Product Components are used outside the certified Designated Environment (i.e. other hardware, software, or other modifications have been introduced by Customer that are outside the certified Designated Environment). In such a case, CSG may agree to provide customized technical support for CSG's then-current fees for such services.

OPERATING SYSTEM SUPPORT & NETWORK SUPPORT
------------------------------------------

NT 4.0 (or a later version as supported by CSG at CSG's sole discretion) PocketNet(TM) (CSG TechNet) handheld device or other device supported by CSG

Processor:                             Intel Pentium II, 166 MHz or higher (200MHz recommended)
Operating System:                      Windows NT 4.0 with Service Pack 3
Memory:                                96 MB or higher
Network Connection:                    Ethernet 10/100 Card
Monitor:                               17" display minimum (19" recommended)
                                       Must support 1024 x 768 screen resolution and 65,536 colors
Video Card:                            Must support 1024 x 768 screen resolution and 65,536 colors
Recommended card:                      Matrox Millenium II Graphics Controller, 4 MB,
                                       Part No. 270246-B21
Hard Drive Space Required:             500 MB
CD-ROM:                                4X minimum
Other Equipment:                       Keyboard and mouse
                                       Postscript printer (24 ppm), which can be shared with other
                                       Work Force Management workstations

                                              "Confidential Treatment Requested
                                             and the Redacted Material has been
                                         seperately filed with the Commission."

                                  EXHIBIT Q-2
                                  -----------

                         SYSTEM SITES AND WORKSTATIONS
                         -----------------------------


System Sites:
-------------

Denver, CO
TBD

Number of  Licenses:
--------------------

Workforce Express Subscribers:                (***)
Workforce Express Workstations:               (***)
TechNet:                                      (***)

                                  EXHIBIT Q-3
                                  -----------

               CSG WORKFORCE EXPRESS MONTHLY OPERATIONS SERVICES
               -------------------------------------------------

Database Administration

     Database Backup and Recovery - CSG will be responsible for the integrity of the database and backing up client data stored in the database.

     Backup Tape Management - CSG will provide the capability to place client data on magnetic tape for archival purposes.

     Offsite Tape Storage - CSG will be responsible for providing a process by which database backups are stored offsite. The methodology and frequency are at the discretion of the CSG Operations department.

     Database Tuning - CSG will be responsible for engineering database solutions that allow our customers to meet their business needs. Functions included under this category are tablespace maintenance, buffer efficiencies, user maintenance which includes password security, user creation and user profile management.

     Database Performance Monitoring - CSG will provide automated monitoring solutions that will allow CSG to proactively respond to problems before they lead to an outage situation. An example of a monitored function would be tablespace extent allocations.

System Administration

     User Administration - CSG will be responsible for all user id's and passwords for all CSG application and UNIX server accounts.

     Application and Server Security - CSG will closely manage the access to all servers in the service bureau environment. Only CSG certified System Administrators will have root access.

     Application Engineering and Configuration - CSG will be responsible for overall system usability and availability. CSG will be responsible for maintaining the currency of any vendor software required by the application.

     Hardware Configuration Management - CSG is responsible for hardware configuration of the server , network access to the server, and server peripheral hardware.

     OS Configuration Management - CSG is responsible for maintaining the currency of the server operating system by installing fixes and upgrading to new levels of the operating system when required.

     Operating System Backup and Recovery - CSG will be responsible for maintaining operating system backups. A backup would include the operating system itself as well as all pertinent application configuration elements.

     Offsite Tape Storage - CSG will be responsible for providing a process by which operating system backups are stored offsite. The methodology and frequency are at the discretion of the CSG Operations department.

     Resource Analysis and Capacity Planning - CSG will be responsible for server and disk sizing to meet current and future customer volume requirements.

Operations Support

     Operations - CSG will be responsible for 24x7 monitoring of the server hardware, operating system and applications. CSG will proactively detect issues with any failing component and contact the appropriate support personnel to return the failing component to operation.

     Service Level Reporting - CSG will provide service level reporting server hardware, software and application on a monthly basis to be made available to the customer.